ARMOUR RESIDENTIAL REIT, Inc. Company Update 11/14/2017

PLEASE READ: Important Regulatory and Yield Estimate Risk Disclosures Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for ARMOUR’s business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date hereof. This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities or financial instruments. The statements, information and estimates contained herein are based on information that the company believes to be reliable as of today's date unless otherwise indicated, but cannot be represented that such statements, information or estimates are complete or accurate. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. Estimated yields do not reflect any of the costs of operation of ARMOUR. THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED. 2

NIM Breakdown 3.5% 3.0% 2.5% 2.0% 1.5% 1.0% 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 ARMOUR Key Metrics Market Date 8/31/17 9/29/17 10/31/17 Common Stock Price $26.41 $26.90 $25.05 Estimated Book Value $26.56 $26.68 $26.65 Common Shares Outstanding(1) 41,256,618 41,578,795 41,876,625 Preferred A Shares Outstanding 2,180,572 2,180,572 2,180,572 Preferred B Shares Outstanding 5,650,000 5,930,954 6,017,521 Asset Balance Sheet Duration 3.61 3.70 3.71 Hedge Balance Sheet Duration (2.83) (2.67) (2.71) Net Balance Sheet Duration 0.78 1.03 1.00 Leverage(2) 5.8 5.5 5.6 Rates DV01 $763,000 $1,031,000 $976,000 Spread DV01 $5,206,000 $5,328,000 $5,170,000 FNCL 3.5 Price 103.64 103.06 102.77 FNCI 3.0 Price 103.27 102.73 102.44 10 Yr Treasury Yield 2.12% 2.33% 2.38% 5 Year OIS Swap Rate 1.48% 1.74% 1.84% 10 Year OIS Swap Rate 1.74% 1.97% 2.05% (1) Share count data includes dilutive common stock equivalents. (2) Leverage does not include TBA dollar rolls or forward settling transactions. ARMOUR invests in and manages a leveraged portfolio of mortgage-backed securities and mortgage-related assets. Asset Yield Cost of Funds NIM 3

ARMOUR Overview

Capitalization	• Total Capitalization of $1,321 million composed of: ◦ Estimated book value of common stock of $1,116.0 million. ◦ Preferred stock par value of $205.0 million.
Common Stock Dividend Policy	• ARMOUR pays common stock dividends monthly. • Dividends are typically announced on a monthly basis. • Since inception, ARR has paid out $1.30 billion in dividends through October 2017.(1)
Shareholder Alignment	• $250 million in share repurchases between May 2013 and December 2015. • $123 million additional "return of capital" to shareholders between 2013 and 2015. • Senior management made open market purchases of $2.2 million of stock in 2016/17.
Transparency and Governance	• Updated portfolio and liability details can be found at **www.armourreit.com.** • Agency premium amortization is expensed monthly as it occurs.(2) • Hedge positions are marked-to-market daily (GAAP/Tax differences). • Non-Executive Board Chairman and separate Lead Independent Director.
ARMOUR REIT Manager	• ARMOUR REIT is externally managed by ARMOUR Capital Management LP.

(1) Includes both common and preferred stock dividends.
(2) Due to the prepayment lockout feature of our Agency multifamily securities, premium is amortized using a level yield methodology

ARMOUR RESIDENTIAL REIT

Information as of 10/31/2017.

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ARMOUR Balance Sheet Metrics ARMOUR invests in mortgage securities. Month-end allocation of equity in repo is: • 60.9% in Agency securities. • 39.1% in Credit Risk and Non-Agency securities. 1.00 net balance sheet duration. • 3.71 gross asset duration. • (2.71) hedge duration. $5.0 billion in hedges (interest rate swaps). • 57.5% of Agency fixed rate assets hedged. • 74.8% of Agency fixed rate asset repurchase agreements hedged. $649.1 million in total liquidity. • $403.7 million in cash. • $245.4 million in unlevered securities. 5.6x estimated shareholder's equity. • $7.5 billion in net REPO borrowings. Equity Allocation Duration Hedging Liquidity Leverage Information as of 10/31/2017. 5

ARMOUR Portfolio Strategy and Investment Methodology Credit Risk and Non-Agency Structure Analysis • Seniority, subordination model. • Model completeness and accuracy. • Litigation and policy risks. Agency & Credit Risk and Non-Agency Class Analysis • Prepayment history. • Prepayment expectations. • Premium/discount. • Liquidity. Agency & Credit Risk and Non-Agency Loan Analysis • Original and current loan balance. • Year of origination. • Originating company, third-party originators. • Loan seasoning. • Principal amortization schedule. • Original loan-to-value ratio. • Geography. Agency Pool Analysis • Prepayment history and expectations. • Premium over par. • Hedgability. • Liquidity. • Diversify broadly to limit idiosyncratic pool risk. Management has a focused and disciplined approach to evaluating assets for inclusion in the ARMOUR portfolio. ARMOUR employs a strong bias toward a ‘buy and hold’ strategy rather than a ‘trading’ strategy. ARMOUR will strategically sell assets when it believes market conditions warrant. Information as of 10/31/2017 6

ARMOUR Agency & Credit Risk and Non-Agency Portfolio

Total Agency Securities	% of Portfolio	Current Value (millions)	Weighted Average Book Price	Weighted Average Current Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration Using Current Values
ARMs & Hybrids	0.7%	$ 68.8	104.7%	103.8%	2.73/3.37	0.97
Agency Multifamily Ballooning in 120 Months or Less	18.9%	$ 1,838.7	102.0%	103.0%	3.15/4.37	6.23
Fixed Rates Maturing Between 0 and 120 Months	1.1%	$ 102.7	104.3%	104.5%	4.00/4.37	2.66
Fixed Rates Maturing Between 121 and 180 Months	13.9%	$ 1,350.1	105.2%	105.1%	3.76/4.23	3.46
Fixed Rates Maturing Between 181 and 240 Months	1.1%	$ 109.3	109.5%	107.3%	4.48/4.96	3.83
Fixed Rates Maturing Between 241 and 300 Months	0.5%	$ 50.6	106.0%	104.1%	3.69/4.30	4.29
Fixed Rates Maturing Between 301 and 360 Months	38.9%	$ 3,784.4	105.0%	104.8%	3.88/4.38	4.33
Interest-Only	0.3%	$ 27.3	18.4%	20.0%	4.82/5.34	(4.40)
Total or Weighted Average	**75.3%**	**$ 7,331.9**	**104.0%**	**104.1%**	**3.67/4.35**	**4.55**

Total TBA Securities	% of Portfolio	Current Value (millions)	Weighted Average Book Price	Weighted Average Current Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration Using Current Values
15Y TBA	10.4%	$ 1,015.3	101.7%	101.5%	N/A	3.91
30Y TBA	4.3%	$ 419.8	105.1%	105.0%	N/A	2.59
Total or Weighted Average	**14.7%**	**$ 1,435.1**	**102.7%**	**102.5%**	N/A	**3.52**

Total Credit Risk and Non-Agency Securities	% of Portfolio	Current Value (millions)	Weighted Average Book Price	Weighted Average Current Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration Using Current Values
Legacy Non-Agency Assets	0.9%	$ 89.8	76.3%	85.4%	5.41/4.70	2.53
New Issue Prime Fixed	0.2%	$ 18.9	94.3%	98.2%	3.69/3.97	5.01
Credit Risk Transfer	8.8%	$ 860.6	98.6%	112.0%	5.73/4.06	(3.00)
Total or Weighted Average	**10.0%**	**$ 969.3**	**96.4%**	**109.3%**	**5.66/4.12**	**(2.33)**

Total or Weighted Average Portfolio	**100.0%**	**$ 9,736.4**	**102.0%**	**103.3%**	**3.79/4.23**	**3.71**

Information as of 10/31/2017. Portfolio value is based on independent third-party pricing. Information includes estimates of the effect of forward settling trades. Some totals may not foot due to rounding.

ARMOUR RESIDENTIAL REIT

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ARMOUR Hedge Portfolio Information as of 10/31/2017. Some totals may not foot due to rounding. Derivative Type Remaining Term Weighted Average Remaining Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 0-12 Months 7 $ 50.0 0.92 Interest Rate Swap 13-24 Months — $ — — Interest Rate Swap 25-36 Months 29 $ 1,225.0 1.36 Interest Rate Swap 37-48 Months — $ — — Interest Rate Swap 49-60 Months — $ — — Interest Rate Swap 61-72 Months 64 $ 1,375.0 2.11 Interest Rate Swap 73-84 Months 76 $ 1,100.0 1.75 Interest Rate Swap 85-96 Months — $ — — Interest Rate Swap 97-108 Months 101 $ 50.0 1.95 Interest Rate Swap 109-120 Months 110 $ 1,200.0 1.95 Total or Weighted Average 69 $ 5,000.0 1.79 8

ARMOUR Repo Composition

	Repo Counter-Party (1)	Principal Borrowed (millions)	Percentage of Repo Positions with ARMOUR	Weighted Average Original Term in Days	Weighted Average Remaining Term in Days	Longest Remaining Term in Days
1	Wells Fargo Securities	$ 662.2	8.9%	29	11	15
2	ABN AMRO Bank N.V.	$ 626.2	8.4%	67	14	22
3	ICBC Financial Services LLC	$ 511.1	6.9%	38	16	27
4	Nomura Securities International, Inc.	$ 452.8	6.1%	91	14	14
5	Mitsubishi UFJ Securities (USA), Inc.	$ 447.0	6.0%	61	11	13
6	ING Financial Markets LLC	$ 419.0	5.6%	49	11	20
7	The Bank of Nova Scotia	$ 396.9	5.3%	55	18	28
8	RBC Capital Markets	$ 360.9	4.8%	82	36	45
9	Guggenheim Securities, LLC	$ 344.9	4.6%	61	20	22
10	Daiwa Securities America Inc.	$ 321.2	4.3%	60	13	22
11	FHLB - Cincinnati	$ 313.2	4.2%	1	1	1
12	Mirae Asset Securities (USA) Inc.	$ 286.3	3.8%	61	19	29
13	J.P. Morgan Securities LLC	$ 272.5	3.7%	70	22	48
14	Merrill Lynch, Pierce, Fenner & Smith	$ 238.5	3.2%	50	9	17
15	Natixis Financial Products LLC	$ 234.5	3.1%	91	44	45
16	E D & F Man Capital Markets Inc.	$ 230.0	3.1%	62	34	41
17	Goldman, Sachs & Co.	$ 200.2	2.7%	32	13	13
18	Citigroup Global Markets Inc.	$ 151.7	2.0%	52	13	29
19	Royal Bank of Canada	$ 118.5	1.6%	54	16	48
20	South Street Securities LLC	$ 115.1	1.5%	58	9	9
21	Citibank, N.A.	$ 110.7	1.5%	31	27	27
22	Wells Fargo Bank, N.A.	$ 106.5	1.4%	28	19	22
23	Barclays Capital Inc.	$ 95.0	1.3%	58	39	48
24	KGS-Alpha Capital Markets, L.P.	$ 92.8	1.2%	31	20	20
25	MUF Securities EMEA	$ 69.4	0.9%	30	9	17
26	Societe Generale	$ 67.0	0.9%	32	18	30
27	BNP Paribas Securities Corp.	$ 53.2	0.7%	31	18	24
28	BUCKLER Securities LLC	$ 49.6	0.7%	2	1	1
29	Morgan Stanley & Co. LLC	$ 45.2	1%	30	18	22
30	The Bank of New York Mellon	$ 40.7	1%	31	6	6
31	UBS Securities LLC	$ 19.9	0%	31	16	16
	Total or Weighted Average	**$ 7,452.7**	**100%**	**53**	**17**	

Weighted Average Repo Rate	1.43%
Weighted Average Haircut	6.73%

Debt to Shareholders' Equity Ratio	5.6

(1) ARMOUR has 46 lending counterparties.

Information as of 10/31/2017.
Some totals may not foot due to rounding.

ARMOUR RESIDENTIAL REIT

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10 Monthly Portfolio CPR 14 13 12 11 10 9 8 7 6 5 Jan ua ry 20 16 Fe br ua ry 20 16 M arc h 2 01 6 Ap ril 20 16 M ay 20 16 Ju ne 20 16 Ju ly 20 16 Au gu st 20 16 Se pt em be r 2 01 6 Oc to be r 2 01 6 No ve mb er 20 16 De ce mb er 20 16 Jan ua ry 20 17 Fe br ua ry 20 17 M arc h 2 01 7 Ap ril 20 17 M ay 20 17 Ju ne 20 17 Ju ly 20 17 Au gu st 20 17 Se pt em be r 2 01 7 Oc to be r 2 01 7 8.2 6.5 7.2 10.09.6 9.9 10.6 9.6 12.612.4 10.5 10.6 10.7 7.3 6.1 7.8 5.8 7.4 7.5 6.8 7.0 6.2 October 2017 Agency Asset CPR 14 12 10 8 6 4 2 0 AR Ms & Hy bri ds 10 Ye ar Pa ss- Th rou gh s 15 Ye ar Pa ss- Th rou gh s 20 Ye ar Pa ss- Th rou gh s 25 Ye ar Pa ss- Th rou gh s 30 Ye ar Pa ss- Th rou gh s Ag en cy Mu ltif am ily Ag en cy IO Po rtf oli o A ve rag e 7.6 9.4 10.2 12.8 4.7 7.6 — 10.5 6.2 Constant Prepayment Rate ("CPR") is the annualized equivalent of single monthly mortality ("SMM"). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity. ARMOUR Portfolio Constant Prepayment Rates ("CPR")

www.armourreit.com ARMOUR Residential REIT, Inc. 3001 Ocean Drive Suite 201 Vero Beach, FL 32963 772-617-4340